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                                  Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

                               Eggleston Smith, PC
                  Certified Public Accountants and Consultants
                              603 Pilot House Drive
                                    Suite 400
                          Newport News, Virginia 23606



Board of Directors
Bay Banks of Virginia, Inc.


    We consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated January 31, 2000, relating to the consolidated financial statements of Bay Banks of Virginia, Inc. as of December 31, 1999, 1998, and for each of the years in the three-year period ended
December 31, 1999.

                                           EGGLESTON SMITH P.C.







Newport News, Virginia
March 27, 2000